SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of
1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule

14a-6(a)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section

240.14a-12.

FURR'S/BISHOP'S, INCORPORATED
(Name of Registrant as Specified In Its Charter)

FURR'S/BISHOP'S, INCORPORATED
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table
below per Exchange Act Rules
14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction
applies:
-------------------------------------------------------------
2) Aggregate number of securities to which transaction
applies:
-------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------
4) Proposed maximum aggregate value of
transaction:
-------------------------------------------------------------
5) Total fee paid:
_____________________________________________ [ ]

Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid: _____________________________________
2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------


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3) Filing Party: _______________________________________________
4) Date Filed: _________________________________________________



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                          FURR'S/BISHOP'S, INCORPORATED
                               6901 QUAKER AVENUE
                              LUBBOCK, TEXAS 79493





REJECT TEACHERS' LAST-MINUTE EFFORT TO SEIZE CONTROL OF YOUR COMPANY!

YOUR BOARD BELIEVES THAT TEACHERS DOES NOT
REPRESENT THE BEST LONG-TERM INTEREST OF
ALL THE STOCKHOLDERS.


                                                 May 20, 1998

To Furr's/Bishop's Stockholders:

         Teachers Insurance and Annuity Association of America (Teachers) has filed proxy materials with the SEC indicating they intend to make a "Saturday Night Special," last-minute effort to seize control of your Company at the upcoming Annual Meeting scheduled for May 28, 1998.

         Your Board believes that Teachers does not represent the best long-term interests of ALL the stockholders. We also believe that their proxy materials contain numerous wrong and misleading statements about the Company, its Board and management. See "Be Guided By the Facts."


YOUR BOARD AND MANAGEMENT HAVE PUT IN PLACE A TURNAROUND STRATEGY THAT HAS BEEN SHOWING RESULTS.

NOW IS NOT THE TIME TO JEOPARDIZE THAT PLAN AND THE FUTURE
VALUE OF YOUR INVESTMENT BY TURNING OVER CONTROL OF YOUR
BOARD TO TEACHERS' SLATE.


         We believe that the first step to improved value for ALL the stockholders is to restore the Company to profitability. As a solidly profitable Company showing strong operating results, we will have more flexibility to bring about increased stockholder value.

         We have developed and put in place a business plan designed to continue the turnaround of operating performance at the Company that started in the last half of 1997 and to increase stockholder value. Our strategy to rebuild our brand by improving operating standards, advertising effectiveness and comparable store sales while maximizing profitability has already shown significant results.

         As part of the effort to rebuild the brand, we have begun a remodeling program designed to communicate freshness, vitality and relevance in our fiercely competitive marketplace. In a short space of time, the remodeling program has demonstrated results by increasing sales at these stores by 10.5% in the first quarter of 1998 vs. the first quarter of 1997.

         Our program is producing solid results. Do not be misled by Teachers' message of doom and gloom. Consider, instead, the reality:

         o Comparable store sales increased by 1.8% in the third quarter of 1997, by .6% in the fourth quarter of 1997, by 2.6% in the first quarter of 1998, and by 1.9% in April of 1998, over the same periods in the prior year. As mentioned above, sales at the remodeled units

                  (6 out of a total of 101 stores) increased by 10.5% in the first quarter of 1998. An additional 6 units are scheduled to be remodeled this year.

         o Income before special charges and credits has also been increasing dramatically, by $757,000 in the fourth quarter of 1997, an 89% increase, and by $1,264,000 in the first quarter of 1998, an astonishing 166% increase.

WE HAVE BEGUN THE RETURN TO PROFITABILITY, WHICH WILL IMPROVE
THE VALUE OF ALL THE STOCKHOLDERS' INVESTMENTS. DO NOT PUT THAT
AT JEOPARDY BY TURNING OVER CONTROL TO TEACHERS.

         In addition to improving the Company's core business, early this year the Company engaged a well-known and respected investment banking firm to advise your Company on ways to increase stockholder value. As part of the process, we considered a number of alternatives. Based on this analysis, the Company has concluded that stability and adding a few more quarters of positive operating results is the key to recognizing the full value for ALL stockholders. The Company believes its proposed slate of nominees will continue to consider all available alternatives to increase stockholder value. Do not let Teachers derail the successful program management has put in place to recognize this value for ALL stockholders.

THE COMPANY BELIEVES MANAGEMENT OF THE COMPANY WILL BE
DISRUPTED AND THE COMPANY'S TURNAROUND
ADVERSELY AFFECTED IF TEACHERS' SLATE IS ELECTED

         Mr. Papit has advised the Company that he would not continue to serve as Chief Executive Officer of the Company if the Teachers slate is elected. The Company believes that Mr. Papit's departure would adversely affect the Company's turnaround and leave the Company without management continuity. Teachers' proxy materials disclose no plan to operate the Company, no proposal for management of the Company and no plan to improve stockholder value. Moreover, Mr. Papit would be entitled upon his departure to a severance payment equal to 18 months' base salary under the terms of his employment agreement because of the change of control of the Company.

                             BE GUIDED BY THE FACTS

         Your Board is very concerned by Teachers' efforts to seize control of your Company in a last-minute solicitation containing what the Company believes are many inaccuracies and misstatements. As you consider your vote on these important matters, please carefully consider the following:

         o We contacted Teachers in December 1997 to request recommendations for nominees for election as directors. Teachers did not respond to this request until it made a filing with the SEC on April 14, 1998. After this filing, the Company met with Teachers in an attempt to address Teachers' concerns, but the Company believes that Teachers was inflexible.

         o The board of directors approved increasing its size from seven to nine on February 26, 1998, well before becoming aware of Teachers' Schedule 13D filing on March 6, 1998, indicating it might seek proxies to elect candidates nominated by Teachers. This increase in the number of directors was approved by all members of the board, including Mr. Osnos and Ms. Hopgood, who are included in the Teachers' nominations.



         o The background of many of Teachers' nominees, as well as Teachers' statement in its proxy materials that its nominees would consider a sale of the Company, has led the Company to believe that Teachers wants to auction the Company in a fire sale. Management believes that a fire sale is not the best way to realize potential stockholder value, especially when the operating results are improving so dramatically.

         o In its proxy materials Teachers indicated that the present Board rebuffed a potential acquiror. The facts are that the Board assigned Board members, including Mr. Osnos, one of Teachers' nominees, to meet with the potential acquiror. The assigned Board Members, including Mr. Osnos, reported that they did not believe the potential acquiror was making a viable approach that was worth considering. To date, the potential acquiror has never made a formal proposal.

IF YOU RECEIVE A PROXY CARD FROM TEACHERS, DO NOT SIGN OR RETURN IT.

TIME IS OF THE ESSENCE!  PLEASE ACT TODAY TO SUPPORT YOUR BOARD'S
EFFORTS TO INCREASE VALUE FOR ALL STOCKHOLDERS BY SIGNING, DATING
AND RETURNING THE ENCLOSED STRIPED WHITE  PROXY CARD IN THE
POSTAGE-PAID ENVELOPE PROVIDED.

                                                   FURR'S BISHOP'S, INCORPORATED



IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BANK OR BROKER, ONLY THEY CAN VOTE YOUR SHARES. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS TO RETURN ON YOUR BEHALF A STRIPED WHITE PROXY CARD WITH A VOTE FOR MANAGEMENT.

IF YOU HAVE ANY QUESTIONS OR NEED ANY HELP IN VOTING YOUR SHARES, PLEASE CONTACT OUR PROXY SOLICITOR:

                           INNISFREE M&A INCORPORATED
                            TOLL FREE 1-888-750-5834

                               501 MADISON AVENUE
                               NEW YORK, NY 10022

                          FURR'S/BISHOP'S, INCORPORATED
                               6901 QUAKER AVENUE
                              LUBBOCK, TEXAS 79493


                            ADDITIONAL PROXY MATERIAL
                               DATED MAY 20, 1998

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, MAY 28, 1998




                              ELECTION OF DIRECTORS

     The Company has proposed the election of nine directors, to constitute the entire Board of Directors, at the Annual Meeting. The Company's nominees are:
Steve Bartlett, William C. Hale, Suzanne Hopgood, Theodore J. Papit, Ross E. Puskar, Kenneth F. Reimer, Delia M. Reyes, Arnold Sheiffer, and E.W. Williams, Jr.

         THE BOARD OF DIRECTORS DEEMS "PROPOSAL - ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

         UNLESS OTHERWISE SPECIFIED, THE PERSONS NAMED ON THE WHITE PROXY CARD AND THE STRIPED WHITE PROXY CARD INTEND TO VOTE THE SHARES OF COMMON STOCK REPRESENTED IN FAVOR OF EACH OF THE NOMINEES FOR ELECTION NAMED ABOVE, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS SHALL HAVE BEEN DULY ELECTED AND SHALL QUALIFY.

         The By-Laws of the Company provide that the directors shall be elected by a plurality of the votes cast at the Annual Meeting. All nominees for election have consented to be named and have indicated their intent to serve if elected. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them be unwilling or unable to serve, it is intended that the proxies will be voted FOR the election of a substitute nominee or nominees designated by the Board of Directors.

         Teachers Insurance and Annuity Association of America ("Teachers") has proposed a competing slate of seven nominees for election as directors at the upcoming Annual Meeting. Teachers has also nominated one of the Company's nominees, Suzanne Hopgood, who has been a director of the Company since January 1996. Teachers has also nominated Gilbert C. Osnos, who has been a director of the Company since January 1996, but is not a nominee for reelection at the Annual Meeting.

                    STOCKHOLDER PROPOSAL TO AMEND THE BYLAWS

         Teachers has stated in its proxy material that it plans to propose from the floor of the Annual Meeting an amendment to the Company's By-Laws to set the size of the Board of Directors at seven. On February 26, 1998 the Board of Directors, including Teachers' nominees, Ms. Hopgood and Mr. Osnos, unanimously approved a resolution setting the number of directors at nine in accordance with the bylaws delegating authority to the Board of Directors to set from time to time the number of directors from one to fifteen. The Company has nominated a slate for election of directors of nine nominees. The Company believes that because of the high level of historic and prospective activity by the Board of Directors, the Company would be better served by a nine-member Board of Directors offering a diverse array of experience and talent than by a smaller Board of Directors.

         Adoption of this Bylaw amendment requires the approval of holders of a majority of shares of Common Stock issued and outstanding as of April 22, 1998, the record date.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSED AMENDMENT TO THE BYLAWS.

         IF YOU WISH TO INDICATE YOUR VOTE ON THIS STOCKHOLDER PROPOSAL ASSUMING THE PROPOSAL IS PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, THE ENCLOSED STRIPED WHITE PROXY CARD ALLOWS YOU TO DO SO. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN ON THE STRIPED WHITE PROXY CARD, THE PERSONS NAMED ON THE PROXY CARD INTEND TO VOTE THE SHARES OF COMMON STOCK SO REPRESENTED AGAINST THIS PROPOSED AMENDMENT TO THE BYLAWS.

                         INFORMATION ON PARTICIPANTS IN
                        THE COMPANY'S PROXY SOLICITATION

         The Company has retained Innisfree M&A Incorporated ("Innisfree") to render proxy solicitation and related services to the Company in exchange for an initial fee of $25,000, an additional fee commensurate with the services Innisfree eventually provides (to be agreed upon by the Company and Innisfree) and reimbursement of Innisfree's reasonable out-of-pocket expenses. Also, the Company has agreed to indemnify Innisfree against certain liabilities and expenses in connection with services provided to the Company. Innisfree estimates that approximately 25 of its employees will solicit proxies on the Company's behalf. Including the Innisfree fees and expenses, the Company estimates that total Company expenditures related to its solicitation of stockholders will be $140,000, approximately $85,000 of which has been incurred to date. The Company has excluded from the computation of these costs amounts normally expended for solicitations for an election of directors in the absence of a contest and amounts expended for salaries and wages of regular employees and officers. The Company will pay the cost of preparing, assembling and mailing all of the Company's proxy materials to stockholders.

     Also, the Board of Directors has unanimously appointed a Proxy Solicitation Committee, composed of Theodore J. Papit, E.W. Williams, Jr. and Kenneth Reimer, to solicit stockholders and direct the solicitation process.

     In addition to the directorships listed in the Company's definitive proxy statement, Steve Bartlett is a director of Sun Coast Industries, Inc. and William C. Hale is a director of Harker's Distribution, Inc. and Papa Gino's, Inc.
         The following table provides information on participants in the Company's solicitation who are Company nominees, including name, address and purchases and sales of the common stock, par value $.01 per share, of the Company (the "Common Stock"), within the past two years:


Steve Bartlett                           No purchases or sales.
1400 South Stemmons
Freeway
Dallas, Texas 75234

William C. Hale                          No purchases or sales.
The Hale Group, Ltd.
8 Cherry Street
Danvers, Massachusetts

Suzanne Hopgood                          April 3, 1997:  purchased 2,000 shares
The Hopgood Company                      of Common Stock.
100 Wells Street, Suite 210
Hartford, Connecticut 06103

Theodore J. Papit                        March 27, 1998:  purchased 1,000 shares
c/o Furr's/Bishop's, Incorporated        of Common Stock.
6901 Quaker Avenue                       March 30, 1998:  purchased 19,000
Lubbock, Texas 79413                     shares of Common Stock.

Ross Edwards Puskar                      No purchases or sales.
207 Ridge View Lane
Trophy Club, Texas

Kenneth F. Reimer                        April 3, 1997:  purchased 1,500 shares
3712 McFarlin Blvd.                      of Common Stock.
Dallas, Texas 75205                      March 27, 1998:  purchased 10,000
                                         shares of Common Stock.

Delia M. Reyes                           No purchases or sales.
14677 Midway Road #201
Dallas, Texas 75244

Arnold Sheiffer                          No purchases or sales.
Shenkman Capital
Management
461 Fifth Avenue
22nd Floor
New York, New York
10017

E.W. Williams, Jr.                       December 24, 1997:  purchased 8,831
1602 Plaza One                           shares of Common Stock.
Amarillo, Texas 79101                    April 3, 1998:  purchased 5,000 shares
                                          of Common Stock.


         Under applicable Securities and Exchange Commission rules, current members of the Board of Directors who are not Company nominees are deemed to be participants in the Company's solicitation. Kevin E. Lewis and Gilbert C. Osnos are the two current members of the Board of Directors who are not Company nominees. Mr. Lewis, current Chairman of the Board of Directors, sold shares of Common Stock as follows: 17,929 in August of 1996, 6,900 in November 1996, 91,000 in December 1996, 123,500 in February 1997, 21,176 in March 1997, 11,700
in August 1997, 19,000 in September 1997 and 10,000 in March 1998. Mr. Lewis sold warrants to purchase 15,000 shares of Common Stock in August 1997. Mr. Lewis currently serves as a Vice President in the Global Mergers & Acquisitions Group at Lehman Brothers, and his address is c/o Furr's/Bishop's, Inc., 6901 Quaker Avenue, Lubbock, Texas 79413. Mr. Osnos, who is currently a director, purchased 10,000 shares of Common Stock on April 3, 1997. Mr. Osnos currently serves as Chief Executive Officer of the consulting firm, Osnos & Company, Inc. His address is Osnos & Company, 230 Park Avenue, Suite C-301, New York, New York 10169.

         To the extent a director or nominee owns Common Stock, such director or nominee may be deemed to have shared voting and investment power of the limited and general partnership interest in Cafeteria Operators, L.P., a direct and indirect wholly-owned subsidiary of the Company, and the equity interest of other subsidiaries of the Company.

         Effective May 30, 1997, each of E.W. Williams, Jr., Suzanne Hopgood, Kenneth F. Reimer and Gilbert C. Osnos entered into an option agreement with the Company that granted the optionee the right to purchase 6,666 shares of Common Stock at an exercise price of $1.125 per share exercisable as to one-third of the shares subject to the option on each of the three anniversaries of the date of grant.

         KL Group, Inc. ("KL Group"), a corporation wholly-owned by Mr. Lewis, currently owns warrants to purchase 520,828 shares of Common Stock (the "Lewis Warrants"). KL Group received the Lewis Warrants in a reclassification of the Company's equity securities effected in January 1996 (the "Reclassification") and through the 1996 liquidation of KL Park Associates L.P. ("KL Park"), a partnership whose general partner was KL Group and whose limited partners included Mr. Lewis. KL Park received its Lewis Warrants in the Reclassification. KL Group and KL Park had purchased, in 1993, the equity securities that were eventually reclassified in part into the Lewis Warrants. KL Park used borrowed funds to purchase this equity. Such borrowings were refinanced by the partners of KL Park in connection with KL Park's liquidation in 1996. While the original indebtedness has been refinanced and reduced, KL Group remains the obligor on $280,000 of outstanding borrowings that relate to certain of the transactions described in this paragraph.

                          FURR'S/BISHOP'S, INCORPORATED



           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 28, 1998

         The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Furr's/Bishop's, Incorporated (the "Company") to be held on May 28, 1998, and the Proxy Statement for Annual Meeting of Stockholders (herein so called), as supplemented, in connection therewith (b) appoints Theodore J. Papit and Alton R. Smith as proxies, or either of them, each with the power to appoint a substitute, (c) authorizes the Proxies to represent and vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on April 22, 1998, at such annual meeting and at any adjournment(s) thereof and (d) revokes any proxies heretofore given.

         THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES LISTED ON THIS PROXY, AGAINST THE STOCKHOLDER PROPOSAL TO AMEND THE BYLAWS AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

                                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                               FOLD AND DETACH HERE

Your Board of Directors recommends a vote FOR Item 1 below.
1.  Election of Directors:
    Steve Bartlett            Theodore J. Papit               Delia M. Reyes
    William C. Hale           Ross E. Puskar                  Arnold Sheiffer
    Susan Hopgood             Kenneth F.Reimer                E.W. Williams, Jr.

FOR all nominees listed                     WITHHOLD AUTHORITY
at right (except as marked                  for all nominees
to contrary)                                listed to the right

[ ]                                         [ ]

          INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL
          NOMINEE, WRITE THE NOMINEE'S NAME ON THE SPACE BELOW.


          -----------------------------------------------------


Your Board of Directors recommends a vote AGAINST Item 2 below.
2.  Shareholder proposal to amend     For [ ]     Against [ ]      Abstain  [ ]
    the bylaws to fix the size of
    the Board at seven members


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.


                                Dated:---------------------------, 1998

                               -----------------------------------------------

                               -----------------------------------------------


     Please sign you name above exactly as it appears on your stock certificate, date and return promptly. When signing on behalf of a corporation, partnership, estate, trust, or in any representative capacity, please sign name and title. For joint accounts, each joint owner must sign.


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